UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 13, 2008

TALEO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51299	52-2190418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Boulevard, Suite 400
Dublin, CA 94568
(Address of principal executive offices, including zip code)

(925) 452-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 13, 2008, Taleo Corporation (the “Company”) received a letter from The NASDAQ Stock Market indicating that, because the Company had failed to timely file its Form 10-Q for the quarter ended September 30, 2008 (the “Form 10-Q”), the Company is currently not in compliance with the continued listing requirements set forth in NASDAQ Marketplace Rule 4310(c)(14).  The NASDAQ letter advised that, pursuant to NASDAQ rules, the Company has 60 calendar days to submit a plan to regain compliance.  Following review of such plan, NASDAQ staff can grant the Company an exception, up to 180 calendar days from the due date of the Form 10-Q, or May 11, 2009, to regain compliance.  The Company is working diligently to complete the preparation of the Form 10-Q, and intends to timely submit a plan to regain compliance to NASDAQ.  A copy of the press release relating to this announcement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release dated November 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEO CORPORATION

By:	/s/ Katy Murray
Katy Murray Executive Vice President and Chief Financial Officer

Date:  November 18, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 18, 2008